UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2005

CNB CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	2-96350	57-0792402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 320, Conway, South Carolina	29528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(843) 248-5271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Employment Agreement with Robert P. Hucks

CNB Corporation ("CNB") appointed Robert P. Hucks as President of CNB and its subsidiary, The Conway National Bank (the "Bank"), effective June 14, 2005.  In connection with such appointment, CNB, the Bank and Mr. Hucks entered into an employment agreement, which is summarized below.

Under the employment agreement, Mr. Hucks' employment period will begin on June 14, 2005 and will continue until June 14, 2010 (unless terminated sooner pursuant to the terms therein), with automatic successive one-year extensions, unless Mr. Hucks is given 90 days written notice of non-renewal.  The employment agreement provides for an initial annual base salary of $230,000, which may be increased at the discretion of the Board of Directors.  Mr. Hucks is eligible for an annual target bonus opportunity of 25% of his base salary and a maximum bonus payout of two times the target bonus.

If Mr. Hucks' employment is terminated by CNB and the Bank other than for Cause (as defined in the employment agreement) or by Mr. Hucks for Good Reason (as defined in the employment agreement), then Mr. Hucks shall be entitled to receive severance pay equal to 100% of his base salary for the balance of the term and any bonus payable thereunder in respect of a period which ends prior to such termination.  In addition, CNB and the Bank are required to pay Mr. Hucks liquidated damages equal to the product of (i) the number years remaining in the term of the employment agreement as of the termination date and (ii) the sum of Mr. Hucks' base salary and target bonus in effect as of the termination date, with such amount to be paid in a cash lump sum within 30 days following the termination date.

Employment Agreement with Paul R. Dusenbury

CNB and the Bank also appointed Paul R. Dusenbury as Executive Vice President, Treasurer and Chief Financial Officer of CNB and Executive Vice President and Cashier of the Bank, effective June 14, 2005.  In connection with such appointment, CNB, the Bank and Mr. Dusenbury entered into an employment agreement, which is summarized below.

Under the employment agreement, Mr. Dusenbury's employment period will begin on June 14, 2005 and will continue until June 14, 2010 (unless terminated sooner pursuant to the terms therein), with automatic successive one-year extensions, unless Mr. Dusenbury is given 90 days written notice of non-renewal.  The employment agreement provides for an initial annual base salary of $190,000, which may be increased at the discretion of the Board of Directors.  Mr. Dusenbury is eligible for an annual target bonus opportunity of 25% of his base salary and a maximum bonus payout of two times the target bonus.

If Mr. Dusenbury's employment is terminated by CNB and the Bank other than for Cause (as defined in the employment agreement) or by Mr. Dusenbury for Good Reason (as defined in the employment agreement), then Mr. Dusenbury shall be entitled to receive severance pay equal to 100% of his base salary for the balance of the term and any bonus payable thereunder in respect of a period which ends prior to such termination.  In addition, CNB and the Bank are required to pay Mr. Dusenbury liquidated damages equal to the product of (i) the number years remaining in the term of the employment agreement as of the termination date and (ii) the sum of Mr. Dusenbury's base salary and target bonus in effect as of the termination date, with such amount to be paid in a cash lump sum within 30 days following the termination date.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On June 14, 2005, W. Jennings Duncan was removed from his position as President of CNB and the Bank.

(c) In connection with Mr. Duncan's removal, Robert P. Hucks was promoted to the position of President effective June 14, 2005.  Also, effective June 14, 2005, Paul R. Dusenbury was promoted to Executive Vice President, Treasurer and Chief Financial Officer of CNB and Executive Vice President and Cashier of the Bank.

Mr. Hucks has served as Executive Vice President of CNB and the Bank since 1988.

Mr. Dusenbury has served as Treasurer of CNB since 1985 and Vice President and Cashier of the Bank since 1988.

(d) On June 14, 2005, the Board of Directors appointed and elected William R. Benson to fill the vacancy on the Board of Directors of CNB and the Bank due to the death of John K. Massey. The Board of Directors also intends to appoint Mr. Benson to the Loan Committee of the Board of Directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On June 14, 2005, the Board of Directors approved four amendments to CNB's bylaws.  The amendments make the following changes to the bylaws:

(i) Effective immediately, Article II, Section 3 was amended to provide that special meetings of the shareholders may be called at the written request of the holders of not less than 50% of all shares entitled to vote at the meeting.  Prior to this amendment, Article II, Section 3 provided that a special meeting of shareholders could be called at the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

(ii) Effective immediately, Article II, Section 8 was amended to provide that holders of not less than a majority of the outstanding shares entitled to vote shall constitute a quorum at a meeting of shareholders.  Prior to this amendment, Article II, Section 8 provided that holders of not less than one-third of the outstanding shares entitled to vote would constitute a quorum at a meeting of shareholders.

(iii) Effective immediately, Article IV, Section 2 was amended to provide that a majority of directors may call a special meeting of the Board of Directors.  Prior to this amendment, Article IV, Section 2 provided that any two directors could call a special meeting of the Board of Directors.

(iv) Effective immediately, Article IV, Section 5 was amended to provide that the presence of a majority of directors of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business.  Prior to this amendment, Article IV, Section 5 provided that the presence of one-third of the entire Board of Directors constituted a quorum for the transaction of business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2005                                                                        CNB CORPORATION

                                                                                              /s/Paul R. Dusenbury
                                                                                              Paul R. Dusenbury
                                                                                              Executive Vice President,
                                                                                              Treasurer and Chief Financial Officer

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